UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

                          Date of Report: June 24, 2005

                                    a21, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                         (State or other jurisdiction of
                         incorporation or organization)

              333-68213                               74-2896910
      (Commission File Number)           (I.R.S. Employer Identification No.)

   7660 Centurion Parkway, Jacksonville, Florida               32256
     (Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code: (904) 565-0066

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

      On June 24, 2005, a21, Inc. (OTCBB: ATWO), a Texas corporation (the "Company"), amended and restated its non-negotiable 12% promissory notes (the "Restated Notes") made to Vestal Venture Capital, Richard Neslund and Lewis C. Pell. The aggregate amount outstanding under the Restated Notes remains at $1,050,000.

      As of February 29, 2004, the note holders were issued non-negotiable 12% promissory notes (the "Original Notes"). The Original Notes matured on August
29, 2004 and were automatically extended thereafter. In connection with the Original Notes, the note holders received warrants to purchase in the aggregate 630,000 shares of the Company's common stock at $0.45 per share (the "Original Warrants"). Because the Original Notes were outstanding as of August 29, 2004, from such date through February 28, 2005, the note holders also received bonus warrants to purchase an additional 315,000 shares in the aggregate of the Company's common stock (50% of the shares of common stock initially underlying the Original Warrants). For every month thereafter until the Original Notes were amended and restated, the note holders received bonus warrants to purchase an additional 105,000 shares in the aggregate of the Company's common stock at $0.45 per share (equivalent to one-ninth of the then total shares underlying the Original Warrants). Upon the amendment and restatement of the Original Notes and issuing the Restated Warrants (as defined below), the holders surrendered their Original Notes and Original Warrants and all monthly bonus warrants.

      The Restated Notes mature July 15, 2006 (the "Maturity Date") and bear interest due quarterly commencing on September 30, 2005 at a rate of 12% per annum, which increases to 18% per annum after the Maturity Date. The Restated Notes include customary events of default, including the Company's failure to pay any principal or interest when due, the Company's insolvency or bankruptcy, or sale of substantially all of the Company's assets. Upon the occurrence of an event of default, a Restated Note becomes due and payable at the written demand of the holder thereof.

      In connection with the issuance of the Restated Notes, the note holders received amended and restated warrants that expire February 28, 2009 (the "Restated Warrants"). An aggregate of 945,000 shares of the Company's common stock (the "Restated Warrant Shares") may be purchased with the Restated Warrants at $0.225 per share (subject to adjustment from time to time), 630,000 of which shares were previously registered under the Securities Act pursuant to the Company's registration statement on Form SB-2 (333-117929). Upon any prepayment of the Restated Notes, a pro rata portion of the Restated Warrants will be cancelled. The aggregate number of Restated Warrant Shares shall not increase unless the Restated Notes remain outstanding after the Maturity Date, in which case bonus warrants will be issued each month to the holders of the Restated Warrants to purchase an aggregate of 39,375 of the Restated Warrant Shares until the Restated Notes are repaid in full. The exercise price of these bonus warrants shall be the lower of $0.225 per share or 50% of the average closing price of the Company's common stock for the 20 consecutive trading days prior to and including July 15, 2006.


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

      A form of the Restated Note and the Restated Warrant are filed as Exhibits
10.24 and 10.25, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information set forth in Item 1.01 above is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities and Use of Proceeds

      In connection with the issuance of the Restated Warrants described in Item
1.01 above, which is incorporated by reference herein, the Company issued Restated Warrants to the note holders to purchase an aggregate of 315,000 shares of its common stock in reliance on the exemptions from registration set forth in Sections 3(a)(9) and 4(2) of the Securities Act of 1933.


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

Item 9.01. Financial Statements and Exhibits

      (c)   Exhibits

      10.24 Form of Amended and Restated Non-negotiable 12% Promissory Note.

      10.25 Form of Amended and Restated Common Stock Purchase Warrant.


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

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       a21, Inc.

                                       By: /s/ Thomas V. Butta
                                           -------------------------------------
                                           Thomas V. Butta
                                           President

Dated: June 28, 2005


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